EX-99.B-77Q1

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

SUB-ITEM 77Q1(e): New or Amended Registrant Investment Advisory Contracts:

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds Variable Insurance Portfolios and Waddell & Reed Investment Management Company on behalf of each of the series in the Trust, as amended August 11, 2010, was filed with the Securities and Exchange Commission by EDGAR on August 23, 2010 in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A, and is incorporated by reference herein.